EXHIBIT 99.1

January 23, 2012 09:00 AM Eastern Time

CAMAC Energy Awarded Two Offshore Exploration Blocks in Gambia

HOUSTON--(BUSINESS WIRE)--CAMAC Energy Inc. (NYSE Amex: CAK), a U.S.-based energy company engaged in the exploration, development and production of oil and gas, today announced that it has entered into an agreement with the Gambian Ministry of Petroleum (on behalf of the Government of the Republic of The Gambia) on the provisional award of two offshore exploration blocks, A2 and A5, in water depths of between 600-1,000 meters. CAMAC Energy will be the operator with 85% interest in the blocks, which cover a total surface area of 2,666 square kilometers. Gambia National Petroleum Company will be carried at 15% through first oil. The agreement sets forth the negotiated fiscal terms and work program for the two blocks, and this award is subject to submission of an Environmental Impact Assessment (EIA) and signing of final petroleum exploration licenses within 90 days. The EIA report has now been submitted by the Company, and signing of the license documents is expected in the next few weeks.

The two exploration blocks are located in the highly prospective West African Transform Margin, home to several recent major discoveries in Ghana (Jubilee, Odum) and Sierra Leone (Venus, Mercury). In addition, in 1979 Chevron drilled the Jammah-1 well on the basis of sparse 2D data in block A2. The well had gas shows, thereby establishing the presence of hydrocarbons in the area. More recently, extensive 3D seismic shot on the two Gambian blocks A1 and A4, immediately west of the blocks A2 and A5, has revealed a number of material prospects and leads according to the operator, African Petroleum Corporation Limited (NSX:AOQ). According to African Petroleum’s third party estimates, one of the prospects, the Alhamdulilah prospect, has potential mean unrisked resources of approximately 500 million barrels.

Chairman and CEO Dr. Kase Lawal commented, “We are extremely pleased to be awarded these two blocks. Gambia’s blocks A2 and A5 represent highly sought after assets in one of the world’s most exciting hydrocarbon provinces, the West African Transform Margin. Today’s announcement demonstrates additional progress in our frontier exploration strategy. It also reaffirms the Company’s reputation as a value added oil and gas partner to National Oil Companies in Africa.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil leases in deep water Nigeria that started production from the Oyo Oilfield in December 2009, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Risks and uncertainties regarding the transactions described herein include the possibility that the parties are unable to reach a final license agreement and that petroleum resources will not be found in commercial quantities. In addition, the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of other factors, including those discussed in the Company’s periodic reports that are filed with and available from the Securities and Exchange Commission (“SEC”). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Other Matters

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only “reserves,” as that term is defined under SEC rules. We use the term “potential mean unrisked resources” in this press release in reference to certain oil and gas interests held by African Petroleum, which the SEC’s guidelines do not permit us to include in our filings with the SEC.

Contacts

ICR
(832) 209-1419
IR@camacenergy.com

or

Liviakis Financial Communications, Inc.
John Liviakis, 415-389-4670
CEO

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